Exhibit 10.2
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of August 3, 2022 (the “Amended Effective Date”) by and between Weave Communications, Inc., a Delaware corporation (the “Company”), and Roy Banks (“Executive”).
RECITALS
WHEREAS, the Executive and the Company previously entered into an Employment Agreement dated October 29, 2021 (the “Employment Agreement”); and
WHEREAS, the Company and Executive desire to amend the terms of the Employment Agreement to reflect Executive’s transition to and new position as the Company’s Executive Advisor.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties agree that the Employment Agreement is hereby amended as follows:
1.Term. Section 1(a) of the Employment Agreement is amended and restated and replaced in its entirety with the following:
“(a)    Term. This Agreement shall govern the terms of Executive’s Employment from the Amended Effective Date until September 2, 2022 (such period, the “Amended Term,” and together with the prior employment period from the Effective Date to the Amended Effective Date, the “Employment Period”). Notwithstanding the forgoing, Executive’s Employment with the Company under this Agreement may be terminated at any time, including during the Amended Term, as provided in Section 1(b) below.”

2.Position and Responsibilities. Section 1(c) of the Employment Agreement is amended and restated and replaced in its entirety with the following:
“(c)     Position and Responsibilities. The Company agrees to continue to employ Executive in the position of Chief Executive Officer, reporting to the Company’s Board of Directors (the “Board”) until August 15, 2022 (the “Transition Date”), at which time, Executive will transition to the full-time position of Executive Advisor, reporting to the interim Chief Executive Officer. Executive shall continue to work out of the Company’s headquarters in Lehi, Utah, and will perform the duties and have the responsibilities and authority customarily performed and held by an employee in the position Executive then holds or as otherwise may be assigned or delegated to Executive by the Board or the interim Chief Executive Officer, as applicable. Executive acknowledges and agrees that (i) upon the Transition Date (or upon Executive’s earlier termination of Employment for any reason), Executive will be deemed to have resigned from all officer positions then held with the Company and its affiliates and (ii) at the end of the Amended Term (or upon Executive’s earlier termination of Employment for Cause), Executive will be deemed to have resigned from all directorships, committee memberships and positions, including as a member of the Board and as a member of any committees of the Board, then held with the Company and its affiliates.”
3.Incentive Compensation. Section 2(b) of the Employment Agreement is amended and restated and replaced in its entirety with the following:
“(b)    Incentive Compensation. Executive acknowledges and agrees that for the 2022 fiscal year, including during the Amended Term, Executive will not be eligible to be considered for any annual cash incentive bonus or other incentive compensation.”

4.Termination without Cause or Resignation for Good Reason Outside of Change in Control Protection Period. Section 6(a) of the Employment Agreement is hereby amended by adding the following new Sections 6(a)(iv) and 6(a)(v) immediately after Section 6(a)(iii):
“(iv)    Equity. If Executive’s Employment is terminated prior to March 15, 2023, Executive’s award of 521,743 restricted stock units (“RSUs”) denominated in shares of the Company’s Common Stock granted March 17, 2022 under the Company’s 2021 Equity Incentive Plan, will vest as to 130,435 RSUs as of the date of Executive’s termination of Employment.
(v)    Deemed Termination without Cause. Executive’s termination of Employment upon the expiration of the Amended Term will be deemed to be a Termination of Executive’s Employment by the Company without Cause outside of the Change in Control Protection Period for purposes of this Agreement.”
5.No Other Modification. Except as provided herein, the provisions of the Employment Agreement shall remain in full force and effect following the adoption of this Amendment and this Amendment shall not constitute a modification or waiver of any provision of the Employment Agreement except as provided herein.
6.Entire Agreement; Governing Law. This Amendment, together with the Employment Agreement (to the extent not amended hereby) and the Confidential Information and Invention Assignment Agreement entered into by and between Executive and the Company dated August 19, 2021, represents the entire agreement of the parties and shall supersede any and all prior or contemporaneous contracts, arrangements or understandings between the parties with respect to the subject matter hereof. This Amendment may be amended at any time only by mutual written agreement of the parties hereto. This Amendment will be governed by the laws of the State of Utah without giving effect to provisions governing the choice of law.
7.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the dates below to be effective as of the Amended Effective Date.

COMPANY
WEAVE COMMUNICATIONS, INC.
/s/ Alan Taylor
Name: Alan Taylor
Title: Chief Financial Officer
Date: August 3, 2022
EXECUTIVE
/s/ Roy Banks
Name: Roy Banks
Date: August 8, 2022
[Signature Page to Amendment]